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		SECURITIES AND EXCHANGE COMMISSION
		      WASHINGTON, D.C. 20549


			      FORM 8-K


			   CURRENT REPORT
		PURSUANT TO SECTION 13 OR 15(d) OF
		THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  January 6, 2006




			    Versar Inc.
	(Exact Name of Registrant as Specified in its Charter)



			     Delaware
		(State or Other Jurisdiction) 1-9309
		(Commission File Number)  54-0852979
		 (IRS EmployerIdentification No.)


	6850 Versar Center, Springfield, Virginia 22151
	     (Address of Principal Executive Offices)


			(703) 750-3000
	(Registrant's Telephone Number, Including Area Code)



			Not Applicable
(Former Name or Former Address, if Changed Since Last Report)





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Item 7.01 Regulation FD Disclosure

At Versar, Inc.'s 2005 Annual Meeting, questions were asked regarding how the Company determines its backlog and the effect on Versar of winning several large, long-term contracts over the last several months. Further, this question has been raised by several stockholder inquiries. Based on the comments at its Annual Meeting and other questions received, Versar has determined to provide publicly additional detail on the calculation and measuring of its reported backlog.

As stated in its Annual Report on Form 10-K, Versar evaluates and reports on its backlog in two ways: funded backlog and total contract backlog. Versar does so because backlog is an important element in investor's understanding of the potential future performance of the Company. Further, Item 101 of Regulation S K requires that the "Business" discussion included in the Annual Report on Form 10-K, include a discussion of backlog believed to be firm as compared to the preceding fiscal year, together with a discussion of what portion of the firm backlog is not reasonably expected to be performed in the current fiscal year plus other material aspects of the backlog.

For Versar, firm backlog is identified as "funded" backlog, which represents orders for goods and services for which firm contractual commitments have been received. Such contractual commitments may take the form of a signed contract, a written task order under a large contract vehicle, a master contract or other types of written authorization, including change orders to existing written agreements. In the case of contracts with governments or governmental agencies amounts are included in funded backlog when the firm contractual commitment is supported by funding that has been appropriated and authorized for expenditure. Based on past experience, the Company believes that at least 80% of funded backlog will be performed in the succeeding twelve month period.

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The Company also reports "total contract" backlog which includes two components: funded backlog and expected backlog. Expected backlog reflects management's estimate of future revenue from existing written contracts, such as master contracts with large corporations and large federal, state and municipal multi-year contracts for which funding for work or tasks has not yet been authorized in writing by the other contracting party. Versar has a number of large, multi-year (including option periods), multi-million dollar contracts with the federal and state governments. In many cases these contracts are identified as "Indefinite Delivery/Indefinite Quantity" multi-year contracts. These are unfunded contract "Vehicles" through which the particular government client issues funded work to Versar by written task or work orders.
When these task or work orders are issued, the Company then counts the portion covered by the task or work orders as funded backlog.

The amount of expected backlog included in total contract backlog is not exact or guaranteed; however, it represents what Versar reasonably believes, based upon subjective factors such as past experience with the particular clients, the type of work and present budgetary expectations and information about the clients' needs and other business circumstances, will become funded backlog over the next five to seven years. These estimates are based upon the information in Versar's possession at the time the estimate is made. If Versar's management does not accurately assess each of these factors, or if it does not include all of the variables that affect the revenue it will recognize from existing contracts in the estimating process, the potential value of these contracts, and accordingly, reported total contract backlog, will not reflect the actual revenue received from contracts and task orders.
As a result, there can be no assurance that Versar will ultimately receive amounts included in total contract backlog that are not included in funded backlog or that total contract backlog includes all revenue that Versar may ultimately receive under contracts existing at any one time. Further, many factors that affect the scheduling of projects could alter the actual timing of revenue on projects included in total contract backlog. There is also the possibility that contracts could be adjusted or cancelled in a manner that would affect the realization of revenues reflected in backlog. Nevertheless, the Company believes the number characterized as total contract backlog is important information for investors, reflecting on the potential future performance of the Company.

While total contract backlog is comprised of total funded backlog and management's estimate of additional amounts to be received under existing contracts, contract backlog does not represent the full amount of the Company's contract capacity. Each of the contracts with "unutilized contract capacity" is reviewed individually and, based upon the various subjective factors described above, an estimate is made of the amount of this unutilized capacity Versar expects will become funded backlog in five to seven years. There is no specific formula for these estimates. If sufficient information is not available upon which to base an estimate, or the Company does not have prior experience with the particular client, management may not include any unfunded portion of a contract in total contract backlog until such time as a reasonable estimate of expected future funded orders can be made.

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Other companies with similar types of contracts to Versar may not calculate backlog in the same manner as Versar, because their calculations are based on different subjective factors or because they use a different methodology. Therefore, information presented by Versar regarding funded backlog and total contract backlog may not be comparable to similar presentations by others.

The four recent contract awards received by Versar with unutilized, unauthorized capacity reflect how Versar determines amounts included in total contract backlog. On October 18, 2005, Versar announced the award of a five year contract by the US Environmental Protection Agency to provide technical support. Despite the fact this was an unfunded, indefinite delivery/indefinite quantity contract in which work will be given only by individual task order, Versar estimated and will include in total contract backlog that the full amount of the contract, some $7 million will be realized as revenue over its five year period. This estimate was based upon the type of work Versar would perform and its twenty years of experience in working with this client in a number of different technical areas.

Similarly, on January 5, 2005, Versar announced the award of an unfunded, indefinite delivery/indefinite quantity contract by the Norfolk District of the U.S. Army Corps of Engineers. Again, based on our past experience with this client and knowledge of the past and current Army programs, Versar estimated it would receive $3 million of revenue under this contract over a three year period. This amount was included in total contract backlog.

On the other hand, on July 8, 2005, Versar announced that it was one of four firms awarded a ten year $598 million indefinite delivery/indefinite quantity contract by the National Guard Bureau. This award was unexpected and with a client with whom Versar had no experience and little knowledge of its program and needs. As a result, at the time of the announcement, which tracked the language of the U.S. Government's prior announcement of the award, Versar was unable to place a value on the expected revenue. Subsequently, in light of the Air National Guard changes resulting from the Base Realignment and Closure Commission recommendations, the Company has conservatively estimated that it expects to realize approximately $20 million in revenue over the life of the contract which is now included in the calculation of total contract backlog.

Similarly, on June 15, 2005, Versar announced it was awarded a task order type contract by the Commonwealth of Virginia's Department of Military Affairs. Again, with no previous experience with the client, the Company was not able to estimate the expected revenue under the contract, so no portion of this contract was included in total contract backlog.
Item 9.01.  Exhibits

No exhibits are filed with this Report:

Exhibit No. 	Description


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SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



		VERSAR, INC.



		Date: January 6, 2006

		By
    		_____\s\__________________________________
    		James C. Dobbs
     		Senior Vice President and General Counsel